UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 24, 2026, the Board of Directors of Haemonetics Corporation (the “Company”) elected Martin Madaus as a director of the Company, effective immediately. Dr. Madaus currently serves as Senior Operating Executive at The Carlyle Group, where since 2019 he has advised on healthcare investments and portfolio company performance.

Dr. Madaus, who will stand for election by shareholders at the Company’s 2027 annual meeting of shareholders, is expected to be appointed to serve on the Audit Committee and the Governance and Compliance Committee of the Board of Directors. As a non-employee director of the Company, Dr. Madaus will receive compensation as described in the “Directors’ Compensation” section of the Company’s definitive proxy statement for the 2026 annual meeting of shareholders, with an annual equity award having an approximate value of $200,000. Dr. Madaus will also enter into the Company’s standard form of indemnification agreement, the form of which was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2018.

A copy of the Company’s press release announcing the election of Dr. Madaus is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(e)

As described in Item 5.07 below, on July 24, 2026, the shareholders of the Company approved an amendment and restatement of the Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan (the “Amended Plan”), which authorizes 4,680,000 additional shares for issuance under the Amended Plan, extends the term of the Amended Plan through 2036 and makes certain other technical, immaterial and conforming changes.
A description of the material terms and conditions of the Amended Plan is provided in Item 4 of the Company’s definitive proxy statement for the 2026 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on June 9, 2026 and is incorporated herein by reference.

The foregoing description of the Amended Plan is qualified in its entirety by reference to a full and complete copy of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As described in Item 5.07 below, on July 24, 2026, the shareholders of the Company also approved an amendment and restatement of the Haemonetics Corporation Amended and Restated 2007 Employee Stock Purchase Plan (as amended, the “ESPP”), which extends the term of the ESPP through 2036 and makes certain other technical, immaterial and conforming changes. A description of the material terms and conditions of the ESPP is provided in Item 5 of the Company’s definitive proxy statement for the 2026 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on June 9, 2026 and is incorporated herein by reference.

The foregoing description of the ESPP is qualified in its entirety by reference to a full and complete copy of the ESPP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 annual meeting of shareholders of Haemonetics Corporation (the “Company”) was held on Friday, July 24, 2026. Of the 45,445,983 shares outstanding and entitled to vote at the meeting, 42,051,106 shares were represented at the meeting, constituting a quorum of 92.53%.

The results of the votes for each proposal considered at the meeting are set forth below:

1. The shareholders elected each of Christopher A. Simon, Robert E. Abernathy, Diane M. Bryant, Michael J.

Coyle, Lloyd E. Johnson, Mark W. Kroll, Claire Pomeroy and Ellen M. Zane as directors for one-year terms expiring in 2027 based upon the following votes:

Nominees	For	Withhold	Broker Non-Votes
Christopher A. Simon	39,671,163	164,476	2,215,467
Robert E. Abernathy	39,223,620	612,019	2,215,467
Diane M. Bryant	39,702,050	133,589	2,215,467
Michael J. Coyle	39,633,794	201,845	2,215,467
Lloyd E. Johnson	39,241,021	594,618	2,215,467
Mark W. Kroll	39,232,256	603,383	2,215,467
Claire Pomeroy	39,624,390	211,249	2,215,467
Ellen M. Zane	38,813,643	1,021,996	2,215,467

2. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
39,212,253	572,620	50,766	2,215,467

3. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2027 based upon the following votes:

For	Against	Abstain
41,321,226	716,413	13,467

4. The shareholders approved a proposal to adopt an amendment and restatement of the Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan based upon the following votes:

For	Against	Abstain	Broker Non-Votes
37,730,923	2,055,726	48,989	2,215,468

5. The shareholders approved a proposal to adopt an amendment and restatement of the Haemonetics Corporation Amended and Restated 2007 Employee Stock Purchase Plan based upon the following votes:

For	Against	Abstain	Broker Non-Votes
39,766,894	27,909	40,835	2,215,468

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan
10.2	Haemonetics Corporation Amended and Restated 2007 Employee Stock Purchase Plan
99.1	Press release dated July 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

July 28, 2026	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer